EXHIBIT 4.1

                SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         This Amendment, dated as of February 7, 2001, is made by and among The Leather Factory, Inc., a Delaware corporation, The Leather Factory, Inc., a Texas corporation, The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., a New York corporation, Hi-Line Leather & Manufacturing Company, a California corporation, and Leather Tan Acquisition, Inc., a Texas corporation (collectively, the "Borrowers") and Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender").

                                    Recitals
                                    --------


       The Borrowers and the Lender have entered into a Credit and Security Agreement dated as of November 22, 1999, and a First Amendment to Credit and Security Agreement dated as of November 30, 2000 (as so supplemented and amended, the "Credit Agreement").

       The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

       ACCORDINGLY, the parties hereto hereby agree as follows:

       1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition,
              Section 1.1 of the Credit agreement is amended by adding or amending, as the case may be, the following definitions:

       "'Borrowing Base' means, at any time the lesser of:

               (a)  the Maximum Line; or

               (b) subject to change from time to time in the Lender's sole discretion, the sum of:

                    (i)  85% of Eligible Accounts, plus
                    (ii) the lesser of (A) the Eligible  Inventory  Advance Rate times Eligible Inventory or (B) the Eligible Inventory Cap, plus
                    (iii) the Special Accommodation Component."

       "'Default Rate' means, with respect to the Revolving Advances other than Special Accommodation Advances, an annual rate equal to three percent (3%) over the Revolving Floating Rate, which rate shall change when and as the Revolving Floating Rate changes, with respect to the Term Advances, an annual rate equal to three percent (3%) over the Term Floating Rate, which rate shall change when and as the Term Floating Rate changes, and with respect to the Special Accommodation Advances, an annual rate equal to three percent (3%) over the Special Accommodation Floating Rate, which rate shall change when and as the Special Accommodation Floating Rate changes."

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

       "'Special Accommodation Advances' means the portion of the outstanding Revolving Advances that is less than or equal to the Special Accommodation Component."

       "'Special Accommodation Component' means during each month listed below, the amount set forth across from it:

          ------------------------------------------------ ---------------------
                             Month                                Amount
          ------------------------------------------------ ---------------------
                         February 2001                           $300,000
          ------------------------------------------------ ---------------------
                           March 2001                            $250,000
          ------------------------------------------------ ---------------------
                           April 2001                            $200,000
          ------------------------------------------------ ---------------------
                            May 2001                             $150,000
          ------------------------------------------------ ---------------------
                           June 2001                             $100,000
          ------------------------------------------------ ---------------------
                           July 2001                             $50,000
          ------------------------------------------------ ---------------------
                 August 1, 2001 and thereafter                     $0"
          ------------------------------------------------ ---------------------

       "'Special Accommodation Floating Rate' means an annual rate equal to the sum of the Prime Rate plus one and one half percent (1.5%), which annual rate shall change when and as the Prime Rate changes."

       2. Revolving Note. Section 2.9(a) of the Credit Agreement is hereby amended to read as follows:

                     "(a) Revolving Note. Except as set forth in Sections 2.9(d)
              and 2.9(f), the portion of the outstanding Revolving Advances that is not a Special Accommodation Advance shall bear interest at the Revolving Floating Rate and the Special Accommodation Advances shall bear interest at the Special Accommodation Floating Rate."

       3. No Waiver of Default. The execution and delivery of this Amendment does not constitute a waiver of any Event of Default and the Lender reserves the right to enforce its rights and remedies provided in the Credit Agreement including its right to charge interest at the Default Rate from the beginning of the Default Period.

       4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

       5. Fee. The Borrowers shall pay to the Lender a fully earned and non-refundable fee of $3,000 due and payable upon the execution of this Amendment.

       6. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

              (a) The Acknowledgement and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

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

              (b) A certificate of the Secretary of the Borrowers certifying as to (i) the resolutions of the boards of directors of the Borrowers approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrowers, which were previously certified and delivered to the Lender pursuant to the Certificates of Authority of the Borrowers' secretary or assistance secretary each dated as of November 22, 1999, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrowers who have been certified to the Lender, pursuant to the Certificates of Authority of the Borrowers' secretary or assistance secretary each dated as of November 22, 1999, as being authorized to sign and to act on behalf of the Borrowers continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrowers authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrowers.
              (c)    Payment of the fee as described in paragraph 5 hereof.
              (d)    Such other matters as the Lender may require.

       7. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

              (a) The Borrowers have all requisite power and authority to execute this Amendment and to perform all of their obligations hereunder and under the Loan Document and this Amendment has been duly executed and delivered on behalf of the Borrowers and constitutes the legal, valid and binding agreement of the Borrowers, enforceable against them in accordance with its terms.
              (b) The execution, delivery and performance by the Borrowers of the Amendment has been duly authorized by all necessary action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the organizational agreements applicable to the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which any properties of any Borrower may be bound or affected.

              (c)    All of the  representations  and  warranties  contained  in
                     Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

       8. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents hereto to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

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

       9. Release. The Borrowers and each Guarantor, by signing the Acknowledgment and Agreement of Guarantors set forth below, hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary, affiliated corporations, insurers, indemnitors, successors and assigns, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any of the Borrowers or such Guarantor has had, or now has, or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims demands and causes of action are matured or unmatured or known or unknown.

       10. Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a Revolving Advance to the Borrowers, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

       11. Counterparts. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one in the same instrument.


       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

WELLS FARGO BUSINESS CREDIT, INC.     THE LEATHER FACTORY, INC., a Delaware
                                      corporation, THE LEATHER FACTORY, INC., an
                                      Arizona corporation, THE LEATHER FACTORY,
By   /s/ Thomas Kruger                INC., a Texas corporation, ROBERTS,
     -----------------                CUSHMAN &  COMPANY, INC., HI-LINE LEATHER
     Thomas Krueger                   & MANUFACTURING COMPANY, TANDY LEATHER
     Its Vice President               COMPANY, INC. f/k/a Leather Tan
                                      Acquisition, Inc.

                                            By  /s/Wray Thompson
                                            --------------------
                                                 Wray Thompson
                                                 Its President



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